Exhibit 99.10
ALLONGE TO GUARANTEED CONVERTIBLE PROMISSORY NOTE (M)
THIS ALLONGE TO GUARANTEED CONVERTIBLE PROMISSORY NOTE (M) (this “Allonge”) is made and entered into as of the 14th day of December, 2009, by and between ISI Detention Contracting Group, Inc., a California corporation (the “Company”), and Michael Peterson (the “Holder”). Capitalized terms used herein without definition shall have the meanings given to them in the Note (as defined below).
WHEREAS, the Company executed in favor of Peterson Detention, Inc., a California corporation (now known as LAMSP Corp., “PDI”) that certain Guaranteed Convertible Promissory Note (M), dated as of January 1, 2008, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), a copy of which is attached as Annex 1 hereto and incorporated herein by this reference (the “Note”);
WHEREAS, on March 29, 2008, PDI transferred, conveyed, and assigned the Note to the Holder, and as of the date hereof, the Holder continues to be the holder of the Note; and
WHEREAS, the Company and the Holder have agreed to execute this Allonge to make certain modifications to the Note.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned agree as follows:
1.
The Company and the Holder hereby acknowledge and agree that pursuant to Section 7.B. of the Note, the Company has timely provided notice of, and has exercised, the Company Election and as a result of such exercise the Holder has agreed to receive $7,500 and to permit the Company to defer payment of principal in the aggregate amount of $250,000 until Monday, January 3, 2011 pursuant to Section 7.B.(ii) of the Note (the “Company Election Deferral”).

2.
In addition, the Holder hereby waives payment of an additional principal amount of $108,338.68 due and payable from January 28, 2010 through and including June 28, 2010 until Monday, January 3, 2011 (the “Additional Principal Deferral” and together with the Company Election Deferral, the “Aggregate Principal Deferral”).

3.
Accrued but unpaid interest on the outstanding principal under the Note shall be due and payable monthly in arrears commencing on January 28, 2010. As a result of the Aggregate Principal Deferral, the Company and the Holder hereby agree that Schedule A to the Note is hereby deleted in its entirety and replaced with the Schedule A attached to this Allonge.

4.
In consideration of the Holder’s execution and delivery of this Allonge, pursuant to Section 7.B.(ii) of the Note, the Company has paid to the Holder an amount equal to $7,500, which amount the Holder hereby acknowledges has been received.

5.
Except as amended or revised by this Allonge, the terms of the Note remain in full force and effect as of the date hereof. In the event the terms of the Note should conflict with this Allonge, the terms of this Allonge shall control.

6.
The Company hereby certifies, represents and warrants to the Holder that all certifications, representations and warranties made by the Company to the Holder in or in connection with this Allonge were true and correct in all material respects when made and are true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Allonge.

7.
The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of October 3, 2008 (the “Subordination Agreement”) among, without limitation, the Holder, ISI Security Group, Inc., the Company’s parent (the “Parent”), and the PrivateBank and Trust Company, to the obligations (including interest) owed by the Parent to the holders of all of the notes issued pursuant to that certain Loan and Security Agreement, dated as of October 3, 2008, as has been amended (the “Loan and Security Agreement”), as such Agreement may hereafter be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

8.
The obligations and indebtedness evidenced by the Note and this Allonge are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness relating to the Blair Indebtedness as such Blair Indebtedness has been amended on the date hereof and as may further be amended from time to time, together with all promissory notes or other evidence of indebtedness delivered in connection therewith on the date hereof. The provisions of this Section 8 shall constitute a continuing agreement among Company, Holder and all persons who hold the Blair Indebtedness, whether now outstanding or hereafter created, incurred or assumed, and the provisions of this Section 8 are made for the benefit of the holders of Blair Indebtedness, and such holders of Blair Indebtedness are made obligees hereunder and beneficiaries hereof (with the same force and effect as if parties thereto) and any one or more of them may enforce such provisions.

9.	This Allonge shall be governed by and construed in accordance with the laws of the State of Texas.
10.	A facsimile copy of this Allonge shall be deemed an original for all purposes.

IN WITNESS WHEREOF, this Allonge to Guaranteed Convertible Promissory Note (M), has been duly executed by their authorized officers as of the date first written above.

ISI DETENTION CONTRACTING GROUP, INC., a California corporation
By:	/s/ Donald F. Neville
	Name:	Donald F. Neville
	Title:	CFO

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

/s/ Michael Peterson
Michael Peterson, individually

SCHEDULE A

SCHEDULE A
REVISED MONTHLY PAYMENT SCHEDULE COMMENCING ON JANUARY 1, 2010 WITH THE FIRSTMONTHLY PAYMENT DUE ON JANUARY 28, 2010:

Payment	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24

Beg Balance	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,439,316	1,378,328	1,317,036	1,255,437	1,193,530	1,131,313	708,786	645,945	582,791	519,321	455,533	391,427	327,000	262,250	197,177	131,779	66,054
Total Payment	7,500	7,500	7,500	7,500	7,500	7,500	68,184	68,184	68,184	68,184	68,184	68,184	426,384	66,384	66,384	66,384	66,384	66,384	66,384	66,384	66,384	66,384	66,384	66,384
Cash Interest	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,197	6,892	6,585	6,277	5,968	3,857	3,544	3,230	2,914	2,597	2,278	1,957	1,635	1,311	986	659	330
Accrued Interest	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Principal	0	0	0	0	0	0	60,684	60,988	61,293	61,599	61,907	62,217	422,528	62,840	63,154	63,470	63,788	64,107	64,427	64,749	65,073	65,398	65,725	66,054

Ending Balance	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,439,316	1,378,328	1,317,036	1,255,437	1,193,530	1,131,313	708,786	645,945	582,791	519,321	455,533	391,427	327,000	262,250	197,177	131,779	66,054	0